Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 1, 2007 relating to the consolidated financial statements of MD Corporation and subsidiaries.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A
Certified Public Accountants

Boynton Beach, Florida
February I, 2008